Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	31-1241495
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

The Children's Place Retail Stores, Inc.
915 Secaucus Road
Secaucus, New Jersey 07094
(201) 558-2400
(Address of principal executive offices)(Zip code)

Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc.
(Full title of the Plan)

Steven Balasiano, Esq.
Senior Vice President and General Counsel
The Children's Place Retail Stores, Inc.
915 Secaucus Road
Secaucus, New Jersey 07094
(201) 558-2400
(Name and Address of Agent for Service)

Copy To:
Jeffrey S. Lowenthal, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock,
$.10 par value	1,896,400 shares (3)	$59.76	$113,328,864	--
Common Stock,
$.10 par value	103,600 shares (4)	$45.99	$4,764,564	--
TOTAL	2,000,000 shares	--	$118,093,428	$12,636

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable by reason of the adjustment provisions of the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc.

(2)
For purposes of calculating the registration fee, (i) the offering prices of stock options or performance awards under the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc. (other than stock options that have been granted under such plan as of the date of this Registration Statement) have been determined in accordance with Rule 457(c) based upon the $59.76 average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the Nasdaq National Market on June 15, 2006, and (ii) the offering prices of stock options that have been granted under such plan as of the date of this Registration Statement have been determined in accordance with Rule 457(h) based upon the $45.99 weighted average exercise price (rounded to the nearest cent) of all such options. Offering prices are estimated solely for the purpose of calculating the registration fee.

(3)
Consists of shares which are issuable under the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc., other than shares issuable upon the exercise of outstanding stock options granted under such plan as of the date of this Registration Statement.

(4)
Consists of shares which are issuable under the Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc. upon the exercise of outstanding stock options granted under such plan as of the date of this Registration Statement.

INTRODUCTORY STATEMENT

The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Registrant” or the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with Exchange Commission (the “Commission”) to register 2,000,000 shares of common stock, $0.10 par value per share, of the Company (the “Common Stock”) that may be issued under the Amended and Restated 2005 Equity the Securities and Incentive Plan of The Children’s Place Retail Stores, Inc. (the “Plan”) (plus any additional shares of Common Stock that may be issued pursuant to the adjustment provisions of the Plan).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

          Not filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

          Not filed as part of this registration statement pursuant to Note to Part 1of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006;

(c) The Company’s Current Reports on Form 8-K filed February 1, 2006, February 2, 2006, March 2, 2006, March 8, 2006, March 9, 2006, April 6, 2006, April 20, 2006, May 4, 2006, May 9, 2006, May 18, 2006 and May 19, 2006; and

(d) Item 1 of the Company’s Registration Statement on Form 8-A, filed September 18, 1997 to register the Company’s Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company's Certificate of Incorporation limits the liability of directors (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Specifically, no director of the Company will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions, or any successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

Under the Certificate of Incorporation, the Company will indemnify those persons whom it shall have the power to indemnify to the fullest extent permitted by Section 145 of the DGCL, which may include liabilities under the Securities Act of 1933. Accordingly, in accordance with Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a “derivative” action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

The Certificate of Incorporation provides that the Company will advance expenses to the fullest extent permitted by Section 145 of the DGCL. Accordingly, the Company, in accordance therewith, will pay for the expenses incurred by an indemnified person in defending the proceedings specified in the preceding paragraph in advance of their final disposition, provided that, if the DGCL so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. In addition, pursuant to the DGCL the Company may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the Company against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of DGCL. The Company has obtained insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

The Company has entered into agreements to indemnify its directors which are intended to provide the maximum indemnification permitted by Delaware law. These agreements, among other things, indemnify each of the Company's outside directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number

4*	- Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc.
5*	- Opinion of Stroock & Stroock & Lavan LLP, as to the legality of the securities being registered.
23.1*	- Consent of Stroock & Stroock & Lavan LLP (Included in Exhibit 5.1).
23.2*	- Consent of Independent Public Accountants.
24*	- Powers of Attorney (included on signature pages).
__________
* Filed herewith

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey on the 21st day of June 2006.

THE CHILDREN'S PLACE RETAIL STORES, INC.

By:	/s/ Steven Balasiano
Name: Steven Balasiano
Title: Senior Vice President, Chief Administrative Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ezra Dabah, Steven Balasiano and Susan Riley and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that all such attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Ezra Dabah Ezra Dabah	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 21, 2006

/s/ Susan Riley Susan Riley	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2006

/s/ Charles Crovitz Charles Crovitz	Director	June 21, 2006

/s/ Malcolm Elvey Malcolm Elvey	Director	June 21, 2006

/s/ Robert Fisch Robert Fisch	Director	June 21, 2006

/s/ Sally Frame Kasaks Sally Frame Kasaks	Director	June 21, 2006

/s/ Stanley Silverstein Stanley Silverstein	Director	June 21, 2006

EXHIBIT INDEX
Exhibit		Page
Number	Description	Number
4*	Amended and Restated 2005 Equity Incentive Plan of The Children’s Place Retail Stores, Inc.
5*	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being offered.
23.1*	Consent of Stroock & Stroock & Lavan LLP. (Included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
24*	Powers of Attorney (included on signature pages).
__________
* Filed herewith